Arcutis Announces First Quarter 2026 Financial Results and Provides Business Update

•Q1 2026 net product revenue for ZORYVE® (roflumilast) was $105.4 million, a 65% increase compared to Q1 2025, and a 17% decrease compared to Q4 2025
•Continued strong demand for ZORYVE despite typical Q1 seasonality, with continued growth in share of branded non-steroidal topical treatments
•Submitted supplemental New Drug Application (sNDA) for ZORYVE cream 0.05% to the U.S. Food and Drug Administration (FDA) to expand the indication for the treatment of atopic dermatitis in infants ages 3 to 24 months
•Completed enrollment in ZORYVE foam 0.3% Maximum Usage Systemic Exposure (MUSE) trial in children with plaque psoriasis of the scalp and body ages 2 to 11 years
•Initiated Phase 1a/1b, first-in-human study to evaluate safety and tolerability for investigational ARQ-234 in healthy volunteers and adults with moderate to severe atopic dermatitis
•Completed expansion of dermatology sales force at the beginning of May and initiated the build-out of a primary care and pediatrics-focused organization including the hiring of the head of Primary Care Franchise
•Maintained positive operating cash flow for the quarter
Westlake Village, CA, May 6, 2026 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today reported financial results for the quarter ended March 31, 2026, and provided a business update.

“Strong product revenue in the first quarter was driven by continued robust demand for ZORYVE, which remains the leading prescribed branded topical across its three approved indications. During the quarter, we also advanced our pipeline with the initiation of a Phase 1 trial for ARQ‑234, our biologic candidate for atopic dermatitis, submission of an sNDA to the FDA to expand the ZORYVE cream indication in atopic dermatitis to patients as young as 3 months, and progress on our Phase 2 proof-of-concept studies of ZORYVE in potential new indications,” said Frank Watanabe, president and chief executive officer. “We also continued to generate positive cash flow, underscoring our focus on financial and operational discipline as we continue to advance our corporate strategy.”
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

First Quarter 2026 Financial Results and Business Highlights
Commercial Highlights
ZORYVE — a highly potent and selective phosphodiesterase-4 (PDE4) inhibitor in once-daily cream and foam formulations, approved in the United States and Canada for the treatment of plaque psoriasis, atopic dermatitis, and seborrheic dermatitis.
•ZORYVE net product sales for the first quarter of 2026 were $105.4 million, reflecting a 17% sequential decline versus the fourth quarter of 2025 and 65% year-over-year growth. The sequential decline was primarily due to typical first-quarter patient deductible resets and insurance changes.
•The dermatology sales force expansion has been completed, with representatives in the field at the beginning of May, to optimize prescriber targeting and call frequency in order to deepen adoption of ZORYVE.
•Began the build-out of an internal, targeted sales team dedicated to primary care and pediatric healthcare providers with the hiring of Katie Swolfs as the head of Primary Care Franchise. Katie brings an incredible breadth and depth of commercial experience to the role, having held a series of strategic and operational senior leadership positions for dermatology-focused companies.
Clinical and Regulatory Developments
•Submitted an sNDA for ZORYVE cream 0.05% to the FDA to expand the indication for the treatment of mild to moderate atopic dermatitis in infants ages 3 to 24 months.
•Presented new results from the INTEGUMENT-INFANT Phase 2 trial in infants with atopic dermatitis in a late-breaking session at the 2026 American Academy of Dermatology (AAD) Annual Meeting, highlighting that investigational ZORYVE cream 0.05% was well tolerated, improved signs and symptoms of mild to moderate atopic dermatitis, and demonstrated a rapid improvement in itch in as little as 10 minutes in nearly half of infants, as reported by caregivers.
•Prescription Drug User Fee Act target action date for ZORYVE cream 0.3% for the treatment of plaque psoriasis down to 2 years of age is assigned for June 29, 2026.
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

•Completed enrollment in the 0.3% ZORYVE foam MUSE trial in children with plaque psoriasis of the scalp and body ages 2 to 11 years intended to serve as the basis for an sNDA submission to expand the indication for this age group.
•The Company continues to enroll patients in Phase 2 proof-of-concept studies with ZORYVE foam 0.3% for the treatment of vitiligo and hidradenitis suppurativa, and expects to report results, as well as decisions on program advancement in these indications, in the fourth quarter of 2026 and the first quarter of 2027, respectively.
•Initiated Phase 1a/1b, first-in-human study to evaluate safety and tolerability for investigational ARQ-234, a fusion protein that is a potent and highly selective checkpoint agonist of the CD200 receptor, in healthy volunteers and adults with moderate to severe atopic dermatitis.
Corporate Updates
•ZORYVE cream 0.05% received a strong recommendation in the AAD Clinical Practice Guidelines for the management of pediatric atopic dermatitis.
•Sustained positive cash flow, generating $2.2 million of positive cash flow from operating activities in Q1 2026.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

First Quarter 2026 Summary Financial Results
Net Product revenues for the quarter ended March 31, 2026 were $105.4 million compared to $63.8 million for the corresponding period in 2025. Revenues for the quarter were $32.7 million for ZORYVE (roflumilast) cream 0.3%, $49.6 million for ZORYVE (roflumilast) topical foam 0.3%, $21.7 million for ZORYVE (roflumilast) cream 0.15%, and $1.4 million for ZORYVE (roflumilast) cream 0.05%. Year-over-year increases were due to strong unit demand as well as improvements in gross-to-net sales deductions. In addition, the first quarter of 2025 included Other revenues of $2.0 million related to license revenues received in connection with the Huadong Pharmaceutical collaboration and licensing agreement covering China and Greater Asia.
Cost of sales for the quarter ended March 31, 2026 were $9.8 million compared to $8.8 million for the corresponding period in 2025, due to increased ZORYVE sales.
Research and development (R&D) expenses for the quarter ended March 31, 2026 were $30.6 million compared to $17.5 million for the corresponding period in 2025. The year-over-year increase was primarily due to the $10.0 million milestone obligation to former stockholders of Ducentis triggered by the dosing of the first patient in the ARQ-234 Phase 1a/1b trial.
Selling, general, and administrative (SG&A) expenses for the quarter ended March 31, 2026 were $74.1 million compared to $64.0 million for the corresponding period in 2025. The year-over-year increase was primarily due to compensation and personnel-related expenses and to higher sales and marketing expenses related to the Company's continued commercialization efforts for ZORYVE.
Net loss was $11.3 million, or $0.09 per basic and diluted share, for the quarter ended March 31, 2026 compared to $25.1 million, or $0.20 per basic and diluted share, for the corresponding period in 2025.
Cash, cash equivalents, restricted cash, and marketable securities were $224.3 million as of March 31, 2026, compared to $221.3 million as of December 31, 2025. Net cash provided by operating activities was $2.2 million during the first quarter.
Financial Guidance
The Company continues to anticipate net product revenue of between $480 million and $495 million for the full year 2026.
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Conference Call and Webcast
Arcutis management will host a conference call and webcast today at 4:30 PM ET to discuss the financial results for the quarter and provide a business update. The webcast for this conference call may be accessed in the “Events” section of the Company’s website. A replay of the webcast will be available on the Arcutis website following the call.
About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio of advanced targeted topicals approved to treat three major inflammatory skin diseases. Arcutis’ unique dermatology development platform coupled with our dermatology expertise allows us to develop differentiated therapies against biologically validated targets, and has produced a robust pipeline for a range of inflammatory dermatological conditions. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram, and X.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential to address large markets with significant unmet need; the development, submission, and potential approval, and potential commercialization of product candidates and expanded indications; the potential commercial success and growth of ZORYVE in plaque psoriasis, seborrheic dermatitis, and atopic dermatitis; anticipated net product sales for 2026; the expansion of the Company's dermatology sales force and the success of the Company's efforts in primary care and pediatric health care providers; the Company's ability to maintain positive operating cash flow on a quarterly basis; the building and advancement of the Company's pipeline; and the timing of regulatory filings. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements and you should not place undue reliance on our forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in the clinical development process and regulatory approval process, the timing of regulatory filings, the timing, expenses, and success of our commercialization efforts, including uncertainty of future commercial sales and related items that can impact net sales, and our ability to defend our intellectual property. For a further description of the risks and uncertainties applicable to our business, see the “Risk Factors” section of our Form 10-K filed with U.S. Securities and Exchange Commission (SEC) on February 25, 2026, as well as any subsequent filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Contacts:
Media
Amanda Sheldon, head of Corporate Communications
media@arcutis.com

Investors
Brian Schoelkopf, head of Investor Relations
ir@arcutis.com
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$34,762	$42,907
Restricted cash	308	308
Marketable securities	189,238	178,075
Trade receivable, net	144,377	146,229
Inventory	37,391	22,634
Prepaid expenses and other current assets	31,980	21,079
Total current assets	438,056	411,232
Property and equipment, net	1,040	1,043
Intangible assets, net	14,250	14,812
Operating lease right-of-use asset	4,361	4,467
Other assets	2,296	1,419
Total assets	$460,003	$432,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,296	$12,528
Current portion of long-term debt, net	7,950	1,000
Accrued and other current liabilities	136,957	116,310
Total current liabilities	163,203	129,838
Operating lease liability, long-term	5,251	5,266
Long-term debt, net	101,470	107,959
Other long-term liabilities	431	431
Total liabilities	270,355	243,494
Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	1,339,529	1,327,595
Accumulated other comprehensive loss	(514)	(44)
Accumulated deficit	(1,149,379)	(1,138,084)
Total stockholders’ equity	189,648	189,479
Total liabilities and stockholders’ equity	$460,003	$432,973
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product revenue, net	$105,398	$63,846
Other revenue	—	2,000
Total revenues	105,398	65,846

Operating expenses:
Cost of sales	9,784	8,830
Research and development	30,627	17,543
Selling, general, and administrative	74,076	64,002
Total operating expenses	114,487	90,375
Loss from operations	(9,089)	(24,529)

Other income (expense):
Interest income	2,275	2,537
Interest expense	(4,368)	(2,982)
Other income (expense), net	(20)	193

Loss before income taxes	(11,202)	(24,781)

Provision for income taxes	93	279

Net loss	$(11,295)	$(25,060)

Net loss per share, basic and diluted	$(0.09)	$(0.20)

Weighted-average shares used in computing net loss per share, basic and diluted	129,365	126,037
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com